EXHIBIT 10.3 ~'\1ENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT OF STEADFAST SECURE INCOME REIT OPERA TING PARTNERSHIP, L.P. A DELAWARE LIMITED PARTNERSHIP SEPTEMBER 28, 2009 LEGAL02/3 l274438v2

TABLE OF CONTENTS ARTICLE 1 DEFINED TERMS .................................................................................................. 1 ARTICLE 2 PARTNERSHIP FORMATION AND IDENTIFICATION ................................ 6 2.1 Formation ................................................................................................................. 6 2.2 Name, Office and Registered Agent. ........................................................................ 6 2.3 Term and Dissolution ............................................................................................... 7 2.4 Filing of Certificate and Perfection of Limited Partnership ..................................... 7 ARTICLE 3 BUSINESS OF THE PARTNERSHIP ................................................................... 7 ARTICLE 4 CAPITAL CONTRIBUTIONS AND ACCOUNTS ............................................. 8 4.1 Capital Contributions ................................................................................................ 8 4.2 Additional Capital Contributions and Issuances of Additional Partnership Interests ............................................................................................................. 8 4.3 Additional Funding ................................................................................................... 9 4.4 Capital Accounts ...................................................................................................... 9 4.5 No Interest on Contributions .................................................................................... 9 4.6 Return of Capital Contributions ............................................................................... 9 4.7 No Third Party Beneficiary ...................................................................................... 9 ARTICLE 5 PROFITS AND LOSSES; DISTRIBUTIONS .................................................... 10 5.1 Allocation of Profit and Loss ................................................................................. 10 5.2 Distribution of Cash ............................................................................................... 11 5.3 REIT Distribution Requirements ............................................................................ 12 5.4 No Right to Distributions in Kind .......................................................................... 12 5.5 Limitations on Return of Capital Contributions ..................................................... 12 5.6 Distributions Upon Liquidation .............................................................................. 12 5.7 Substantial Economic Effect .................................................................................. 13 ARTICLE 6 RIGHTS, OBLIGATIONS AND POWERS OF THE GENERAL PARTNER ............................................................................................................. 13 6.1 Management of the Partnership .............................................................................. 13 6.2 Delegation of Authority .......................................................................................... 15 6.3 Indemnification and Exculpation oflndemnitees................................................... 15 6.4 Liability of the General Partner. ............................................................................. 17 6.5 Reimbursement of General Partner. ....................................................................... 18 6.6 Outside Activities ................................................................................................... 18 6.7 Employment or Retention of Affiliates .................................................................. 18 6.8 General Partner Participation ................................................................................. 19 6.9 Title to Partnership Assets ...................................................................................... 19 6.10 No Duplication of Fees or Expenses ...................................................................... 19 ARTICLE 7 CHANGES IN GENERAL PARTNER ............................................................... 19 7.1 Transfer of the General Partner's Partnership Interest. .......................................... 19 7.2 Admission ofa Substitute or Additional General Partner. ..................................... 20 7.3 Effect of Bankruptcy, Withdrawal, Death or Dissolution of a General Partner. ............................................................................................................ 20

7.4	Removal of a General Partner.	21
ARTICLE 8 RIGHTS AND OBLIGATIONS OF THE LIMITED PARTNERS		**22**
8.1	Management of the Partnership.	22
8.2	Power of Attorney.	22
8.3	Limitation on Liability of Limited Partners.	22
8.4	Ownership by Limited Partner of Corporate General Partner or Affiliate.	22
8.5	Initial Limited Partner Right of Redemption	22
ARTICLE 9 TRANSFERS OF LIMITED PARTNERSHIP INTERESTS		**23**
9.1	Purchase for Investment.	23
9.2	Restrictions on Transfer of Limited Partnership Interests.	23
9.3	Admission of Substitute Limited Partner.	24
9.4	Rights of Assignees of Partnership Interests.	25
9.5	Effect of Bankruptcy, Death, Incompetence or Termination of a Limited Partner	25
9.6	Joint Ownership of Interests.	26
ARTICLE 10 BOOKS AND RECORDS; ACCOUNTING; TAX MATTERS		**26**
10.1	Books and Records.	26
10.2	Custody of Partnership Funds; Bank Accounts.	26
10.3	Fiscal and Taxable Year.	26
10.4	Annual Tax Information and Report.	27
10.5	Tax Matters Partner; Tax Elections; Special Basis Adjustments.	27
10.6	Reports to Limited Partners.	27
ARTICLE 11 AMENDMENT OF AGREEMENT		**28**
ARTICLE 12 GENERAL PROVISIONS		**28**
12.1	Notices.	28
12.2	Survival of Rights.	28
12.3	Additional Documents.	28
12.4	Severability.	28
12.5	Entire Agreement	29
12.6	Pronouns and Plurals.	29
12.7	Headings.	29
12.8	Counterparts.	29
12.9	Governing Law.	29
EXHIBIT A CONTRIBUTIONS		**A-1**

ii

AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT OF STEADFAST SECURE INCOME REIT OPERATING PARTNERSHIP, L.P. This Amended and Restated Limited Partnership Agreement is entered into this 28th day of September, 2009, between Steadfast Secure Income REIT, Inc., a Maryland corporation (the "General Partn~"), and the Initial Limited Partner (defined below). Capitalized terms used herein but not otherwise defined shall have the meanings given them in Article 1. WHEREAS, the General Partner and the Initial Limited Partner executed that Limited Partnership Agreement of Steadfast Secure Income REIT Operating Partnership, L.P. on July 6, 2009 (the "Original Agreement"); and WHEREAS, the General Partner and the Initial Limited Partner desire to amend and restate the Original Agreement pursuant to the terms set forth herein. NOW, THEREFORE, in consideration of mutual covenants between the parties hereto, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows: AGREEMENT ARTICLE I DEFINED TERMS The following defined terms used in this Agreement shall have the meanings specified below: "Act" means the Delaware Revised Uniform Limited Partnership Act, as it may be amended from time to time. "Additional Funds" has the meaning set forth in Section 4.3 hereof. "Administrative Expenses" means (i) all administrative and operating costs and expenses incurred by the Partnership, (ii) those administrative costs and expenses of the General Partner, including any salaries or other payments to directors, officers or employees of the General Partner, and any accounting and legal expenses of the General Partner, which expenses, the Pa1tners have agreed, are expenses of the Partnership and not the General Partner, and (iii) to the extent not included in clause (ii) above, REIT Expenses; provided, however, that Administrative Expenses shall not include any administrative costs and expenses incurred by the General Partner that are attributable to Properties or partnership interests in a Subsidiary Partnership that are owned by the General Partner directly. "Advisor" or "Advisors" means the Person or Persons, if any, appointed, employed or contracted with by the General Partner and responsible for directing or performing the day-to-day business affairs of the General Partner, including any Person to whom such Advisor subcontracts substantially all of such functions.

"Advisory Agreement" means the agreement between the General Partner, the Advisor and the other parties named therein pursuant to which the Advisor will direct or perform the day-to-day business affairs of the General Partner. "Affiliate" means, with respect to any Person, (i) any Person directly or indirectly, owning, controlling or holding with the power to vote l 0% of more of the outstanding voting securities of such other Person; (ii) any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held, with the power to vote, by such other Person; (iii) any Person directly or indirectly controlling, controlled by or under common control with such other Person; (iv) any executive officer, director, trustee or general partner of such other Person; and (v) any legal entity for which such Person acts an executive officer, director, trustee or general partner. "Agreed Value" means the fair market value of a Partner's non-cash Capital Contribution as of the date of contribution as agreed to by such Partner and the General Partner. "Agreement" means this Amended and Restated Limited Partnership Agreement, as amended, modified supplemented or restated from time to time, as the context requires. "Articles of Incorporation" means the Articles of Incorporation of the General Partner, as amended or restated from time to time, filed with the Maryland State Department of Assessments and Taxation. "Capital Account" has the meaning provided in Section 4.4 hereof. "Capital Contribution" means the total amount of cash, cash equivalents, and the Agreed Value of any Property or other asset (other than cash) contributed or agreed to be contributed, as the context requires, to the Partnership by each Partner pursuant to the terms of this Agreement. Any reference to the Capital Contribution of a Partner shall include the Capital Contribution made by a predecessor holder of the Partnership Interest of such Partner. "Certificate" means any instrument or document that is required under the laws of the State of Delaware, or any other jurisdiction in which the Partnership conducts business, to be signed and sworn to by the Partners of the Partnership ( either by themselves or pursuant to the power-of-attorney granted to the General Partner in Section 8.2 hereof) and filed for recording in the appropriate public offices within the State of Delaware or such other jurisdiction to perfect or maintain the Partnership as a limited partnership, to effect the admission, withdrawal, or substitution of any Partner of the Partnership, or to protect the limited liability of the Limited Partners as limited partners under the laws of the State of Delaware or such other jurisdiction. "Code" means the Internal Revenue Code of 1986, as amended, and as hereafter amended from time to time. Reference to any particular provision of the Code shall mean that provision in the Code at the date hereof and any successor provision of the Code. "Commission" means the U.S. Securities and Exchange Commission. "Director" means a director of the General Partner. "Event of Bankruptcy" as to any Person means the filing of a petition for relief as to such Person as debtor or bankrupt under the Bankruptcy Code of 1978, as amended from time to time and any successor code, law or act, or similar provision of law of any jurisdiction ( except if such petition is contested by such Person and has been dismissed within 90 days); insolvency or bankruptcy of such 2

Person as finally determined by a court proceeding; filing by such Person of a petition or application to accomplish the same or for the appointment of a receiver or a trustee for such Person or a substantial part of his assets; commencement of any proceedings relating to such Person as a debtor under any other reorganization, arrangement, insolvency, adjustment of debt or liquidation law of any jurisdiction, whether now in existence or hereinafter in effect, either by such Person or by another, provided that if such proceeding is commenced by another, such Person indicates his approval of such proceeding, consents thereto or acquiesces therein, or such proceeding is contested by such Person and has not been finally dismissed within 90 days. "General Partner" means Steadfast Secure Income REIT, Inc., a Maryland corporation, and any Person who becomes a substitute or additional General Partner as provided herein, and any of their successors as General Partner. "General Partner Loan" has the meaning provided in Section 5.2(c) hereof. "General Partnership Interest" means a Partnership Interest held by the General Partner that is a general partnership interest. "lndemnitee" means (i) any Person made a party to a proceeding by reason of its status as the General Partner or a director, officer or employee of the General Partner or the Partnership, and (ii) such other Persons (including Affiliates of the General Partner or the Partnership) as the General Partner may designate from time to time, in its sole and absolute discretion. "Independent Directors" means a Director who is not on the date of determination, and within the last two years from the date of determination has not been, directly or indirectly associated with the Sponsor of the General Partner or the Advisor by virtue of(i) ownership of an interest in the Sponsor, the Advisor or any of their Affiliates, other than the General Partner (other than ownership of less than one percent of any such entity that is a publicly traded company), (ii) employment by the Sponsor, the Advisor or any of their Affiliates, (iii) service as an officer or director of the Sponsor, the Advisor or any of their Affiliates, other than as a Director, (iv) perfonnance of services, other than as a Director, for the General Partner, (v) service as a director or trustee of more than three real estate investment trusts organized by the Sponsor or advised by the Advisor or (vi) maintenance of a material business or professional relationship with the Sponsor, the Advisor or any of their Affiliates. A business or professional relationship is considered "material" if the aggregate gross revenue derived by the Director from the Sponsor, the Advisor and their Affiliates exceeds five percent of either the Director's annual gross revenue during either of the last two years or the Director's net worth on a fair market value basis. An indirect association with the Sponsor or the Advisor shall include circumstances in which a Director's spouse, parent, child, sibling, mother- or father-in-law, son- or daughter-in-law or brother- or sister-in-law is or has been associated with the Sponsor, the Advisor, any of their Affiliates or the General Partner. "Initial Limited Partner" means Steadfast Secure Income Advisor, LLC and any permitted transferee of its Limited Partnership Interests. "Joint Venture" means any joint venture or general partnership arrangement in which the Partnership is a co-venturer or general partner which are established to acquire one or more Real Estate Assets. "Limited Partner" means any Person named as a Limited Partner on Exhibit A attached hereto, as such exhibit may be amended and restated from time to time, and any Person who becomes a Substitute Limited Partner, in such Person's capacity as a Limited Partner in the Partnership. 3

"Limited Partner Borrower" has the meaning provided in Section 5.2(c) hereof. "Limited Partnership Interest" means the ownership interest of a Limited Partner in the Partnership at any particular time, including the right of such Limited Partner to any and all benefits to which such Limited Partner may be entitled as provided in this Agreement and in the Act, together with the obligations of such Limited Partner to comply with all the provisions of this Agreement and of the Act. "Loss" has the meaning provided in Section 5. l(h) hereof. "Nonrecourse Liability" shall have the meaning set forth in Regulations Sections l.704-2(b)(3) and l.752-l(a)(2). "Offering" means the offer and sale of REIT Shares or other securities of the General Partner (i) to the public pursuant to a registration statement filed under the Securities Act and declared effective by the Commission or (ii) in an unregistered private placement pursuant to applicable exemptions from registration under the Securities Act. "Partner" means any General Partner or Limited Partner. "Partner Nonrecourse Debt" shall have the meaning set forth m Regulations Section l.704- 2(b)(4). "Partner Nonrecourse Debt Minimum Gain" shall have the meaning set forth in Regulations Section 1. 704-2(i)(2). "Partner Nonrecourse Deductions" shall have the meaning set forth m Regulations Sections 1. 704-2(i)(l) and 1. 704-2(i)(2). "Partnership" means Steadfast Secure Income REIT Operating Partnership, L.P., a Delaware limited partnership. "Partnership Interest" means an ownership interest in the Partnership held by either a Limited Partner or the General Partner and includes any and all benefits to which the holder of such a Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. "Partnership Loan" has the meaning provided in Section 5.2(c) hereof. "Partnership Minimum Gain" shall have the meaning set forth in Regulations Sections l .704- 2(b )(2) and 1. 704-2( d). "Partnership Record Date" means the record date established by the General Partner for the distribution of cash pursuant to Section 5.2 hereof. "Percentage Interest" means, as to a Partner holding a category of Partnership Interests, its interest in such category, determined by dividing the Partner's Capital Account allocable (in the reasonable determination of the General Partner) to interests in such category by the sum of all Partners' Capital Accounts allocable (in the reasonable determination of the General Partner) to interests in such category. 4

"Person" means any individual, partnership, limited liability company, corporation, joint venture, trust or other entity. "Profit" has the meaning provided in Section 5. l(h) hereof. "Property" means any Real Estate Asset or other investment in which the Partnership holds an ownership interest. "Real Estate Assets" means unimproved and improved real property, real estate related assets and any direct or indirect interest therein, including, without limitation, fee or leasehold interests, options, leases, partnership and joint venture interests, equity and debt securities of entities that own real estate, first or second mortgages on real property, mezzanine loans secured by junior liens on real property, preferred equity interests secured by a property owner's interest in real property and other contractual rights in real estate. "Regulations" means the Federal income tax regulations promulgated under the Code, as amended and as hereafter amended from time to time. Reference to any particular provision of the Regulations shall mean that provision of the Regulations on the date hereof and any successor provision of the Regulations. "REIT" means a real estate investment trust under Sections 856 through 860 of the Code. "REIT Expenses" means (i) costs and expenses relating to the formation and continuity of existence and operation of the General Partner and any Subsidiaries thereof (which Subsidiaries shall, for purposes hereof, be included within the definition of General Partner), including taxes, fees and assessments associated therewith, any and all costs, expenses or fees payable to any director, officer, or employee of the General Partner, (ii) costs and expenses relating to any public offering and registration of securities and any unregistered private placement of securities by the General Partner and all statements, reports, fees and expenses incidental thereto, including, without limitation, underwriting discounts and selling commissions applicable to any such offering of securities, and any costs and expenses associated with any claims made by any holders of such securities or any underwriters or placement agents thereof, (iii) costs and expenses associated with any repurchase of any securities by the General Partner, (iv) costs and expenses associated with the preparation and filing of any periodic or other reports and communications by the General Partner under federal, state or local laws or regulations, including filings with the Commission, (v) costs and expenses associated with compliance by the General Partner with laws, rules and regulations promulgated by any regulatory body, including the Commission and any securities exchange, (vi) costs and expenses associated with any 40l(k) plan, incentive plan, bonus plan or other plan providing for compensation for the employees of the General Partner, (vii) costs and expenses incurred by the General Partner relating to any issuing or redemption of Partnership Interests, and (viii) all other operating or administrative costs of the General Partner incurred in the ordinary course of its business on behalf of or in connection with the Partnership. "REIT Share" means a share of common stock of the General Partner (or successor entity, as the case may be). "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder. "Securities and Debt-related Investments" means any investments by the General Partner or the Partnership in (i) real estate securities such as common stock, preferred stock and options to acquire stock in REITs and other real estate companies and (ii) debt-related investments such as (a) mortgage, 5 mezzanine, bridge and other loans and (b) debt and derivative securities related to real estate assets including mortgage-backed securities, collateralized debt obligations, debt securities issued by real estate companies and credit default swaps. "Service" means the United States Internal Revenue Service. "Sponsor" means any Person which (i) is directly or indirectly instrumental in organizing, wholly or in part, the General Partner, (ii) will control, manage or participate in the management of the General Partner, and any Affiliate of any such Person, (iii) takes the initiative, directly or indirectly, in founding or organizing the General Partner, either alone or in conjunction with one or more other Persons, (iv) receives a material participation in the General Partner in connection with the founding or organizing of the business of the General Partner, in consideration of services or property, or both services and property, (v) has a substantial number of relationships and contacts with the General Partner, (vi) possesses significant rights to control Properties, (vii) receives fees for providing services to the General Partner which are paid on a basis that is not customary in the industry or (viii) provides goods or services to the General Partner on a basis which was not negotiated at arm's-length with the General Partner. "Sponsor" does not include any Person whose only relationship with the General Partner is that of an independent property manager and whose only compensation is as such, or wholly independent third parties such as attorney, accountants and underwriters whose only compensation is for professional services. "Subsidiary" means, with respect to any Person, any corporation or other entity of which a majority of (i) the voting power of the voting equity securities or (ii) the outstanding equity interests is owned, directly or indirectly, by such Person. "Subsidiary Partnership" means any partnership of which the partnership interests therein are owned by the General Partner or a direct or indirect subsidiary of the General Partner. "Substitute Limited Pa11ner" means any Person admitted to the Partnership as a Limited Partner pursuant to Section 9.3 hereof. "Tax Matters Partner" has the meaning described in Section 623 l(a)(7) of the Code. "Transfer" has the meaning set forth in Section 9.2(a) hereof. ARTICLE2 PARTNERSHIP FORMATION AND IDENTIFICATION 2.1 Formation. The Partnership was formed as a limited partnership pursuant to the Act, and all other pertinent Jaws of the State of Delaware, for the purposes and upon the terms ru1d conditions set forth in this Agreement. 2.2 Name, Office and Registered Agent. The name of the Partnership is Steadfast Secure Income REIT Operating Partnership, L.P. The specified office and place of business of the Partnership shall be 4343 Von Karman Avenue, Suite 300, Newport Beach, California 92660. The General Partner may at any time change the location of such office, provided the General Partner gives notice to the Partners of any such change. The name and address of the Partnership's registered agent is Corporation Service Company, 2711 Centerville Road, 6

Suite 400, Wilmington, New Castle County, Delaware 19808. The sole duty of the registered agent as such is to forward to the Partnership any notice that is served on him as registered agent. 2.3 Term and Dissolntion. (a) The term of the Partnership shall continue in full force and effect until dissolved npon the first to occnr of any of the following events: (i) the occurrence of an Event of Bankruptcy as to a General Partner or the dissolution, death, removal or withdrawal of a General Partner unless the business of the Partnership is continued pursuant to Section 7.3(b) hereof; provided that if a General Partner is on the date of such occurrence a partnership, the dissolution of such General Partner as a result of the dissolution, death, withdrawal, removal or Event of Bankruptcy of a partner in such partnership shall not be an event of dissolution of the Partnership if the business of such General Partner is continued by the remaining partner or partners, either alone or with additional partners, and such General Partner and such partners comply with any other applicable requirements of this Agreement; (ii) the passage of ninety (90) days after the sale or other disposition of all or substantially all of the assets of the Partnership (provided that if the Partnership receives an installment obligation as consideration for such sale or other disposition, the Partnership shall continue, unless sooner dissolved under the provisions of this Agreement, until such time as such note or notes are paid in full); or (iii) the election by the General Partner that the Partnership should be dissolved. (b) Upon dissolution of the Partnership (unless the business of the Partnership is continued pursuant to Section 7.3(b) hereof), the General Partner (or its trustee, receiver, successor or legal representative) shall amend or cancel any Certificate(s) and liquidate the Partnership's assets and apply and distribute the proceeds thereof in accordance with Section 5 .6 hereof. Notwithstanding the foregoing, the liquidating General Partner may either (i) defer liquidation of, or withhold from distribution for a reasonable time, any assets of the Partnership (including those necessary to satisfy the Partnership's debts and obligations), or (ii) distribute the assets to the Partners in kind. 2.4 Filing of Certificate and Perfection of Limited Partnership. The General Partner shall execute, acknowledge, record and file at the expense of the Partnership, any and all amendments to the Certificate(s) and all requisite fictitious name statements and notices in such places and jurisdictions as may be necessary to cause the Partnership to be treated as a limited partnership under, and otherwise to comply with, the laws of each state or other jurisdiction in which the Partnership conducts business. ARTICLE3 BUSINESS OF THE PARTNERSHIP The purpose and nature of the business to be conducted by the Partnership is (i) to conduct any business that may be lawfully conducted by a limited partnership organized pursuant to the Act, provided, however, that such business shall be limited to and conducted in such a manner as to permit the General Partner at all times to qualify as a REIT, unless the General Partner otherwise ceases to qualify as a REIT, and in a manner such that unless the General Partners determines otherwise, the General Partner will not be subject to any taxes under Section 857 or 4981 of the Code, (ii) to enter into any partnership, joint venture or other similar arrangement to engage in any of the foregoing or the ownership of interests in any 7 entity engaged in any of the foregoing and (iii) to do anything necessary or incidental to the foregoing. In connection with the foregoing, and without limiting the General Partner's right in its sole and absolute discretion to qualify or cease qualifying as a REIT, the Partners acknowledge that the General Partner intends to qua! ify as a REIT for federal income tax purposes and that, upon such qualification, the avoidance of income and excise taxes on the General Partner inures to the benefit of all the Partners and not solely to the General Partner. Notwithstanding the foregoing, the Limited Partners agree that the General Partner may terminate its status as a REIT under the Code at any time to the full extent permitted under the Articles of Incorporation. The General Partner on behalf of the Partnership shall also be empowered to do any and all acts and things necessary or prudent to ensure that the Partnership will not be classified as a "publicly traded partnership" that is taxable as a corporation under Section 7704 of the Code. ARTICLE4 CAPITAL CONTRIBUTIONS AND ACCOUNTS 4.1 Capital Contributions. (a) The General Partner has not contributed any capital to the Partnership as of the date hereof. (b) The Initial Limited Partner has contributed $1,000 to the capital of the Partnership as of the date hereof. 4.2 Additional Capital Contributions and Issuances of Additional Partnership Interests. Except as provided in this Section 4.2 or in Section 4.3, the Partners shall have no right or obligation to make any additional Capital Contributions or loans to the Partnership. 111e General Partner may contribute additional capital to the Partnership, from time to time, in the manner contemplated in this Section 4.2. (a) The General Partner is hereby authorized to cause the Partnership to issue additional Partnership Interests for any Partnership purpose at any time or from time to time, including but not limited to Partnership Interests issued in connection with acquisitions of properties, to the Partners (including the General Partner) or to other Persons for such consideration and on such terms and conditions as shall be established by the General Partner in its sole and absolute discretion, all without the approval of any Limited Partner. Any additional Partnership Interests issued thereby may be issued in one or more classes, or one or more series of any of such classes, with such designations, preferences and relative, participating, optional or other special rights, powers and duties, including rights, powers and duties senior to Limited Partnership Interests, all as shall be determined by the General Partner in its sole and absolute discretion and without the approval of any Limited Partner, subject to Delaware law, including, without limitation, (i) the allocations of items of Partnership income, gain, loss, deduction and credit to each such class or series of Partnership Interests; (ii) the right of each such class or series of Partnership Interests to share in Partnership distributions; and (iii) the rights of each such class or series of Partnership Interests upon dissolution and liquidation of the Partnership. Without limiting the foregoing, the General Partner is expressly authorized to cause the Partnership to issue Partnership Interests for less than fair market value, so long as the General Partner concludes in good faith that such issuance is in the best interests of the General Partner and the Partnership. (b) The General Partner may make additional Capital Contributions to the Partnership from time to time, such contributions being credited to its Capital Account in its General Partnership Interest. 8

4.3 Additional Funding. If the General Partner determines that it is in the best interests of the Partnership to provide for additional Partnership funds ("Additional Funds") for any Partnership purpose, the General Partner may (i) cause the Partnership to obtain such funds from outside borrowings or (ii) elect to have the General Partner or any of its Affiliates provide such Additional Funds to the Partnership through loans or otherwise, provided, however, that the Partnership may not borrow money from its Affiliates, unless a majority of the Directors of the General Partner (including a majority of Independent Directors) not otherwise interested in such transaction approve the transaction as being fair, competitive, and commercially reasonable and no less favorable to the Partnership than loans between unaffiliated parties under the same circumstances. 4.4 Capital Accounts. A separate capital account (a "Capital Account") shall be established and maintained for each Partner in accordance with Regulations Section 1.704-l(b)(2)(iv). If(i) a new or existing Partner acquires an additional Partnership Interest in exchange for more than a de minimis Capital Contribution, (ii) the Partnership distributes to a Partner more than a de minimis amount of Partnership property or money as consideration for a Partnership Interest, or (iii) the Partnership is liquidated within the meaning of Regulation Section 1.704-1 (h )(2)(ii)(g), the General Partner shall revalue the Property of the Partnership to its fair market value (as determined by the General Partner, in its sole and absolute discretion, and taking into account Section 7701(g) of the Code) in accordance with Regulations Section 1.704- 1(b )(2)(iv)(f). When the Partnership's property is revalued by the General Partner, the Capital Accounts of the Partners shall be adjusted in accordance with Regulations Sections 1.704-l(b)(2)(iv)(f) and (g), which generally require such Capital Accounts to be adjusted to reflect the manner in which the unrealized gain or Joss inherent in such Property (that has not been reflected in the Capital Accounts previously) would be allocated among the Partners pursuant to Section 5.1 if there were a taxable disposition of such property for its fair market value (as determined by the General Partner, in its sole and absolute discretion, and taking into account Section 7701 (g) of the Code) on the date of the revaluation. 4.5 No Interest on Contributions. No Partner shall be entitled to interest on its Capital Contribution. 4.6 Return of Capital Contributions. No Partner shall be entitled to withdraw any part of its Capital Contribution or its Capital Account or to receive any distribution from the Partnership, except as specifically provided in this Agreement. Except as otherwise provided herein, there shall be no obligation to return to any Partner or withdrawn Partner any part of such Partner's Capital Contribution for so Jong as the Partnership continues in existence. 4.7 No Third Party Beneficiary. No creditor or other third party having dealings witl1 the Partnership shall have the right to enforce the right or obligation of any Partner to make Capital Contributions or loans or to pursue any other right or remedy hereunder or at Jaw or in equity, it being understood and agreed that the provisions of this Agreement shall be solely for the benefit of, and may be enforced solely by, the parties hereto and their respective successors and assigns. None of the rights or obligations of the Partners herein set forth to make Capital Contributions or loans to the Partnership shall be deemed an asset of the Partnership for any purpose by any creditor or other third party, nor may such rights or obligations be sold, transferred or 9 assigned by the Partnership or pledged or encumbered by the Partnership to secure any debt or other obligation of the Partnership or of any of the Partners. In addition, it is the intent of the parties hereto that no distribution to any Limited Partner shall be deemed a return of money or other property in violation of the Act. However, if any court of competent jurisdiction holds that, notwithstanding the provisions of this Agreement, any Limited Partner is obligated to return such money or property, such obligation shall be the obligation of such Limited Partner and not of the General Partner. Without limiting the generality of the foregoing, a deficit Capital Account of a Partner shall not be deemed to be a liability of such Partner nor an asset or property of the Partnership. ARTICLES PROFITS AND LOSSES; DISTRIBUTIONS 5.1 Allocation of Profit and Loss. (a) Profit. After giving effect to the special allocations in Sections 5.l(c), 5.l(d), 5.l(e), and 5.l(f), Profit of the Partnership for each fiscal year or other applicable period of the Partnership shall be allocated to the Partners in the following order and priority: (i) Profit shall be allocated to the General Partner until the cumulative Profit allocated to the General Partner pursuant to this Section 5.l(a)(i) equals the cumulative Loss allocated to the General Partner pursuant to Section 5.l(b)(ii). (ii) Profit shall be allocated to the Partners in accordance with their Percentage Interests. (b) Loss. After giving effect to the special allocations in Sections 5.l(c), 5.l(d), 5.1( e), and 5. I (f), Loss of the Partnership for each fiscal year or other applicable period of the Partnership shall be allocated to the Partners in the following order and priority: (i) Loss shall be allocated to the Partners in accordance with their Percentage Interests, provided that Loss shall not be allocated to a Partner pursuant to this Section 5.l(b)(i) to the extent that such allocation would cause or increase a deficit in such Partner's Capital Account at the end of any fiscal year (after reduction to reflect the items described in Regulations Section 1.704-l(b)(2)(ii)(d)(4), (5) and (6)) to exceed the sum of such Partner's shares of Partnership Minimum Gain and Partner Nonrecourse Debt Minimum Gain, as determined in accordance with Regulations Sections I. 704-2(g)(I) and 1.704-2(i)(5). (ii) Loss shall be allocated to the General Partner. ( c) Minimum Gain Charge back. In the event there is a net decrease in Partnership Minimum Gain during any fiscal year, the "minimum gain chargeback" described in Regulations Section I. 704-2(!) and Regulations Section I. 704-2(g) shall apply. In the event there is a net decrease in Partner Nonrecourse Debt Minimum Gain during any fiscal year, the "partner minimum gain chargeback" described in Regulations Section I. 704-2(i)(4) shall apply. (d) Qualified Income Offset. This Section 5.l(d) incorporates the "qualified income offset" set forth in Regulations Section l.704-l(b)(2)(ii)(d) as if those provisions were fully set forth in this Section 5.l(d). 10

(e) Nonrecourse Deductions. Nonrecourse Deductions for any fiscal year shall be allocated to Partners pro rata in proportion to their Percentage Interests. (f) Partner Nonrecourse Deductions. The Partner Nonrecourse Deductions of the Partnership (as determined under Regulations Section l.704-2(i)(2)) shall be allocated each year to the Partner that bears the economic risk of loss (within the meaning of Regulations Section 1.752-2) with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable. (g) Allocations Between Transferor and Transferee. If a Partner transfers any part or all of its Partnership Interest, the distributive shares of the various items of Profit and Loss allocable among the Partners during such fiscal year of the Partnership shall be allocated between the transferor and the transferee Partner either (i) as if the Partnership's fiscal year had ended on the date of the transfer, or (ii) based on the number of days of such fiscal year that each was a Partner without regard to the results of Partnership activities in the respective portions of such fiscal year in which the transferor and the transferee were Partners. The General Partner, in its sole and absolute discretion, shall determine which method shall be used to allocate the distributive shares of the various items of Profit and Loss between the transferor and the transferee Partner. (h) Definition of Profit and Loss. "Profit" and "Loss" and any items of income, gain, expense, or loss referred to in this Agreement shall be determined in accordance with federal income tax accounting principles, as modified by Regulations Section l.704-l(b)(2)(iv), except that Profit and Loss shall not include items of income, gain and expense that are specially allocated pursuant to Sections 5. l(c), 5. l(d), 5.l(e) or 5.l(f). All allocations of Profit and Loss (and all items contained therein) for federal income tax purposes shall be identical to all allocations of such items set forth in this Section 5.1, except as otherwise required by Section 704(c) of the Code and Regulations Section l.704-l(b)(4). The General Partner shall have the authority to elect the method to be used by the Partnership for allocating items of income, gain, and expense as required by Section 704(c) of the Code including a method that may result in a Partner receiving a disproportionately larger share of the Partnership tax depreciation deductions, and such election shall be binding on all Partners. 5.2 Distribution of Cash. (a) The Partnership shall distribute cash on a quarterly (or, at the election of the General Partner, more frequent) basis, in an amount determined by the General Partner in its sole and absolute discretion, to the Partners who are Partners on the Partnership Record Date with respect to such quarter ( or other distribution period). (b) Subject to the provisions of Section 5.2(c), 5.2(d), 5.3, 5.5, 5.6 and 8.5 of this Agreement, distributions shall be made to the Partners in accordance with their respective Percentage Interests on the Pminership Record Date. (c) Notwithstanding any other provision of this Agreement, the General Partner is authorized to take any action that it determines to be necessary or appropriate to cause the Partnership to comply with any withholding requirements established under the Code or any other federal, state or local law including, without limitation, pursuant to Sections 1441, 1442, 1445 and 1446 of the Code. To the extent that the Partnership is required to withhold and pay over to any taxing authority any amount resulting from the allocation or distribution of income to any Partner or assignee (including by reason of Section 1446 of the Code), either (i) if the actual amount to be distributed to the Partner equals or exceeds the amount required to be withheld by the Partnership, the mnount withheld shall be treated as a distribution of cash in the amount of such withholding to such Partner, or (ii) if the actual amount to be distributed to the Partner is less than the amount required to be withheld by the Partnership, the actual 11 amount to be distributed shall be treated as a distribution of cash in the amount of such withholding and the additional amount required to be withheld shall be treated as a loan ( a "Partnership Loan") from the Partnership to the Partner on the day the Partnership pays over such amount to a taxing authority. A Partnership Loan shall be repaid through withholding by the Partnership with respect to subsequent distributions to the applicable Partner or assignee or upon demand upon the applicable Partner or assignee. In the event tl1at a Limited Partner (a "Limited Partner Borrower") fails to pay any amount owed to the Partnership with respect to the Partnership Loan within fifteen (15) days after demand for payment thereof is made by the Partnership on the Limited Partner, the General Partner, in its sole and absolute discretion, may elect to make the payment to the Partnership on behalf of such Limited Partner Borrower. In such event, on the date of payment, the General Partner shall be deemed to have extended a loan (a "General Partner Loan") to the Limited Partner Borrower in the amount of the payment made by the General Partner and shall succeed to all rights and remedies of the Partnership against the Limited Partner Borrower as to that amount. Without limitation, the General Partner shall have the right to receive any distributions that otherwise would be made by the Partnership to the Limited Partner Borrower until such time as the General Partner Loan has been paid in full, and any such distributions so received by the General Partner shall be treated as having been received by the Limited Partner Borrower and immediately paid to the General Partner. Any amounts treated as a Partnership Loan or a General Partner Loan pursuant to this Section 5.2(c) shall bear interest at the lesser of (i) the base rate on corporate loans at large United States money center commercial banks, as published from time to time in The Wall Street Journal, or (ii) the maximum lawful rate of interest on such obligation, such interest to accrue from the date the Partnership or the General Partner, as applicable, is deemed to extend the loan until such loan is repaid in fu II. ( d) The General Partner is authorized to cause the Partnership to make distributions to the General Partner from time to time to fund redemptions of REIT Shares. 5.3 REIT Distribution Requirements. The General Partner shall use its commercially reasonable efforts to cause the Partnership to distribute amounts sufficient to enable the General Partner to make stockholder distributions that will allow the General Partner to (i) meet its distribution requirement for qualification as a REIT as set forth in Section 857 of the Code and (ii) avoid any federal income or excise tax liability imposed by the Code. 5.4 No Right to Distributions in Kind. No Partner shall be entitled to demand Property other than cash m connection with any distributions by the Partnership. 5.5 Limitations on Return of Capital Contributions. Notwithstanding any of the provisions of this Article 5, no Partner shall have the right to receive, and the General Partner shall not have the right to make, a distribution that includes a return of all or part of a Partner's Capital Contributions, unless after giving effect to the return of a Capital Contribution, the sum of all Partnership liabilities, other than the liabilities to a Partner for the return of his Capital Contribution, does not exceed the fair market value of the Partnership's assets. 5.6 Distributions Upon Liquidation. Upon liquidation of the Partnership, after payment of, or adequate provision for, debts and obligations of the Partnership, including any Partner loans, any remaining assets of the Partnership shall be distributed to all Partners in accordance with their Capital Accounts. To the extent deemed advisable 12 by the General Partner, appropriate arrangements (including the use of a liquidating trust) may be made to assure that adequate funds are available to pay any contingent debts or obligations. 5. 7 Substautial Economic Effect. It is the intent of the Partners that the allocations of Profit and Loss under this Agreement have substantial economic effect ( or be consistent with the Partners' interests in the Partnership in the case of the allocation of losses attributable to nonrecourse debt) within the meaning of Section 704(b) of the Code as interpreted by the Regulations promulgated pursuant thereto. Article 5 and other relevant provisions of this Agreement shall be interpreted in a manner consistent witb such intent. ARTICLE6 RIGHTS, OBLIGATIONS AND POWERS OF THE GENERAL PARTNER 6.1 Management of the Partnership. (a) Except as otherwise expressly provided in this Agreement, the General Partner shall have full, complete and exclusive discretion to manage and control the business of the Partnership for the purposes herein stated, and shall make all decisions affecting the business and assets of the Partnership. Subject to the restrictions specifically contained in this Agreement, the powers of the General Partner shall include, without limitation, the authority to take the following actions on behalf of the Partnership: (i) to acquire, purchase, own, operate, lease and dispose of any Real Estate Asset or Securities and Debt-related Investment that the General Partner determines are necessary or appropriate or in the best interests of the business of the Partnership; (ii) to construct buildings and make other improvements on the Properties; (iii) to authorize, issue, sell, redeem or otherwise purchase any Partnership Interests or any securities (including secured and unsecured debt obligations of the Partnership, debt obligations of the Partnership convertible into any class or series of Partnership Interests, or options, rights, warrants or appreciation rights relating to any Partnership Interests) of the Partnership; (iv) to borrow or lend money for the Partnership, issue or receive evidences of indebtedness in connection therewith, refinance, increase the amount of, modify, amend or change the terms of, or extend the time for tbe payment of, any such indebtedness, and secure such indebtedness by mortgage, deed of trust, pledge or other lien on tbe Partnership's assets; ( v) to pay, either directly or by reimbursement, for all operating costs and general administrative expenses of the Partnership to third parties or to the General Partner or its Affiliates as set forth in this Agreement; (vi) to guarantee or become a co-maker of indebtedness of the General Partner or any Subsidiary thereof, refinance, increase the amount of, modify, amend or change the tenns of, or extend the time for the payment of, any such guarantee or indebtedness, and secure such guarantee or indebtedness by mortgage, deed of trust, pledge or other lien on the Partnership's assets; (vii) to use assets of the Partnership (including, without limitation, cash on hand) for any purpose consistent with this Agreement, including, without limitation, payment, either 13 directly or by reimbursement, of all operating costs and general administrative expenses of the General Partner, the Partnership or any Subsidiary of either, to third parties or to the General Partner as set forth in this Agreement; (viii) to lease all or any portion of any of the Partnership's assets, whether or not the terms of such leases extend beyond the tennination date of the Partnership and whether or not any portion of the Partnership's assets so leased are to be occupied by the lessee, or, in turn, subleased in whole or in part to others, for such consideration and on such terms as the General Partner may detennine; (ix) to prosecute, defend, arbitrate, or compromise any and all claims or liabilities in favor of or against the Partnership, on such tenns and in such manner as the General Partner may reasonably determine, and similarly to prosecute, settle or defend litigation with respect to the Partners, the Partnership, or the Partnership's assets; (x) to file applications, communicate, and otherwise deal with any and all governmental agencies having jurisdiction over, or in any way affecting, the Partnership's assets or any other aspect of the Partnership business; (xi) to make or revoke any election pcnnitted or required of the Partnership by any taxing authority; (xii) to maintain such insurance coverage for public liability, fire and casualty, and any and all other insurance for the protection of the Partnership, for the conservation of Partnership assets, or for any other purpose convenient or beneficial to the Partnership, in such amounts and such types, as it shall determine from time to time; (xiii) to determine whether or not to apply any insurance proceeds for any Property to the restoration of such Property or to distribute the same; (xiv) to establish one or more divisions of the Partnership, to hire and dismiss employees of the Partnership or any division of the Partnership, and to retain legal counsel, accountants, consultants, real estate brokers, and such other persons, as the General Partner may deem necessary or appropriate in connection with the Partnership business and to pay therefor such remuneration as the General Partner may deem reasonable and proper; (xv) to retain other services of any kind or nature in connection with the Partnership business, and to pay therefor such remuneration as the General Partner may deem reasonable and proper; (xvi) to negotiate and conclude agreements on behalf of the Partnership with respect to any of the rights, powers and authority conferred upon the General Partner; (xvii) to maintain accurate accounting records and to file promptly all federal, state and local income tax returns on behalf of the Partnership; (xviii) to distribute Partnership cash or other Partnership assets in accordance with this Agreement; 14

(xix) to form or acquire an interest in, and contribute Property to, any further limited or general partnerships, joint ventures or other relationships that it deems desirable (including, without limitation, the acquisition of interests in, and the contributions of Property to, its Subsidiaries and any other Person in which it has an equity interest from time to time); (xx) to establish Partnership reserves for working capital, capital expenditures, contingent liabilities, or any other valid Partnership purpose; (xxi) to merge, consolidate or combine the Partnership with or into another Person; (xxii) to do any and all acts and things necessary or prudent to ensure that the Partnership will not be classified as a "publicly traded partnership" that is taxable as a corporation under Section 7704 of the Code; and (xxiii) to take such other action, execute, acknowledge, swear to or deliver such other documents and instruments, and perform any and all other acts that the General Partner deems necessary or appropriate for the formation, continuation and conduct of the business and affairs of the Partnership (including, without limitation, all actions consistent with allowing the General Partner at all times to qualify as a REIT unless the General Partner voluntarily terminates its REIT status) and to possess and enjoy all of the rights and powers of a general partner as provided by the Act. (b) Except as otherwise provided herein, to the extent the duties of the General Partner require expenditures of funds to be paid to third parties, the General Partner shall not have any obligations hereunder except to the extent that Partnership funds are reasonably available to it for the performance of such duties, and nothing herein contained shall be deemed to authorize or require the General Partner, in its capacity as such, to expend its individual funds for payment to third parties or to undertake any individual liability or obligation on behalf of the Partnership. 6.2 Delegation of Authority. The General Partner may delegate any or all of its powers, rights and obligations hereunder, and may appoint, employ, contract or otherwise deal with any Person for the transaction of the business of the Partnership, which Person may, under supervision of the General Partner, perform any acts or services for the Partnership as the General Partner may approve. 6.3 Indemnification and Exculpation of lndemnitees. (a) The Partnership shall indemnify an Indemnitee from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including reasonable legal fees and expenses), judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that relate to the operations of the Partnership as set forth in this Agreement in which any Jndemnitee may be involved, or is threatened to be involved, as a party or otherwise, unless it is established that: (i) the act or omission of the Indemnitee was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty; (ii) the Indemnitee actually received an improper personal benefit in money, property or services; or (iii) in the case of any criminal proceeding, the Indemnitee had reasonable cause to believe that the act or omission was unlawful. Any indemnification pursuant to this Section 6J shall be made only out of the assets of the Partnership. 15

(b) The Partnership shall reimburse an Indemnitee for reasonable expenses incurred by an Indemnitee who is a party to a proceeding in advance of the final disposition of the proceeding upon receipt by the Partnership of (i) a written affirmation by the Indemnitee of the Indemnitee's good faith belief that the standard of conduct necessary for indemnification by the Partnership as authorized in this Section 6.3 has been met, and (ii) a written undertaking by or on behalf of the Indemnitee to repay the amount ifit shall ultimately be detennined that the standard of conduct has not been met. (c) The indemnification provided by this Section 6.3 shall be in addition to any other rights to which an lndemnitee or any other Person may be entitled under any agreement, pursuant to any vote of the Partners, as a matter of law or otherwise, and shall continue as to an Indemnitee who has ceased to serve in such capacity. ( d) The Partnership may purchase and maintain insurance, on behalf of the Indemnitees and such other Persons as the General Partner shall determine, against any liability that may he asserted against or expenses that may he incurred by such Person in connection with the Partnership's activities, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement. (e) For purposes of this Section 6.3, the Partnership shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to the Partnership also imposes duties on, or otherwise involves services by, it to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute fines within the meaning of this Section 6.3; and actions taken or omitted by the Indemnitee with respect to an employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the Partnership. (f) In no event may an Indemnitee subject the Limited Partners to personal liability by reason of the indemnification provisions set forth in this Agreement. (g) An Indemnitee shall not be denied indemnification in whole or in part under this Section 6.3 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement. (h) The provisions of this Section 6.3 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons. (i) Notwithstanding the foregoing, the Partnership may not indemnify or hold harmless an Indemnitee for any liability or loss unless all of the following conditions are met: (i) the Indemnitee has determined, in good faith, that the course of conduct that caused the loss or liability was in the best interests of the Partnership; (ii) the Indemnitee was acting on behalf of or performing services for the Partnership; (iii) the liability or loss was not the result of (A) negligence or misconduct, in the case that the lndemnitee is a director of the General Partner ( other than an Independent Director), the Advisor or an Affiliate of the Advisor or (B) gross negligence or willful misconduct, in the case that the Indemnitee is an Independent Director; and (iv) the indemnification or agreement to hold harmless is recoverable only out of net assets of the Partnership. In addition, the Partnership shall not provide indemnification for any loss, liability or expense arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged material securities law i6 violations as to the Indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the lndemnitee; or (iii) a court of competent jurisdiction approves a settlement of the claims against the Indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Commission and of the published position of any state securities regulatory authority in which Securities were offered or sold as to indemnification for violations of securities laws. 6.4 Liability of the General Partner. (a) Notwithstanding anything to the contrary set forth in this Agreement, the General Partner shall not be liable for monetary damages to the Partnership or any Partners for losses sustained or liabilities incurred as a result of errors in judgment or of any act or omission if the General Partner acted in good faith. The General Partner shall not be in breach of any duty that the General Partner may owe to the Limited Partners or the Partnership or any other Persons under this Agreement or of any duty stated or implied by law or equity provided the General Partner, acting in good faith, abides by the terms of this Agreement. (b) The Limited Partners expressly acknowledge that the General Partner is acting on behalf of the Partnership, itself and its stockholders collectively, that the General Partner is under no obligation to consider the separate interests of the Limited Partners (including, without limitation, the tax consequences to Limited Partners or the tax consequences of some, but not all, of the Limited Partners) in deciding whether to cause the Partnership to take ( or decline to take) any actions. In the event of a conflict between the interests of its stockholders on one hand and the Limited Partners on the other, the General Partner shall endeavor in good faith to resolve the conflict in a manner not adverse to either its stockholders or the Limited Partners; provided, however, that for so long as the General Partner directly owns a controlling interest in the Partnership, any such conflict that the General Partner, in its sole and absolute discretion, determines cannot be resolved in a manner not adverse to either its stockholders or the Limited Partner shall be resolved in favor of the stockholders. The General Partner shall not be liable for monetary damages for losses sustained, liabilities incurred, or benefits not derived by Limited Partners in connection with such decisions, provided that the General Partner has acted in good faith. (c) Subject to its obligations and duties as General Partner set forth in Section 6.1 hereof, the General Partner may exercise any of the powers granted to it under this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents. The General Partner shall not be responsible for any misconduct or negligence on the part of any such agent appointed by it in good faith. (d) Notwithstanding any other provisions of this Agreement or the Act, any action of the General Partner on behalf of the Partnership or any decision of the General Partner to refrain from acting on behalf of the Partnership, undertaken in the good faith belief that such action or omission is necessary or advisable in order (i) to protect the ability of the General Partner to continue to qualify as a REIT or (ii) to prevent the General Partner from incurring any taxes under Section 857, Section 4981, or any other provision of the Code, is expressly authorized under this Agreement and is deemed approved by all of the Limited Partners. (e) Any amendment, modification or repeal of this Section 6.4 or any prov1s10n hereof shall be prospective only and shall not in any way affect the limitations on the General Partner's liability to the Partnership and the Limited Partners under this Section 6.4 as in effect immediately prior to such amendment, modification or repeal with respect to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when claims relating to such matters may arise or be asserted. 17

6.5 Reim bursemeut of General Partner. (a) Except as provided in this Section 6.5 and elsewhere in this Agreement ( including the provisions of Articles 5 and 6 regarding distributions, payments, and allocations to which it may be entitled), the General Partner shall not be compensated for its services as general partner of the Partnership. (b) The General Partner shall be reimbursed on a monthly basis, or such other basis as the General Partner may determine in its sole and absolute discretion, for all Administrative Expenses incurred by the General Partner. Reimbursement of Administrative Expenses shall be treated as an expense of the Partnership and not as allocations of Partnership income or gain. 6.6 Outside Activities. Subject to Section 6.8 hereof, the Articles of Incorporation and any agreements entered into by the General Partner or its Affiliates with the Partnership or a Subsidiary, any officer, director, employee, agent, trustee, Affiliate or stockholder of the General Partner, the General Partner shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities substantially similar or identical to those of the Partnership. Neither the Partnership nor any of the Limited Partners shall have any rights by virtue of this Agreement in any such business ventures, interests or activities. None of the Limited Partners nor any other Person shall have any rights by virtue of this Agreement or the partnership relationship established hereby in any such business ventures, interests or activities, and the General Partner shall have no obligation pursuant to this Agreement to offer any interest in any such business ventures, interests and activities to the Partnership or any Limited Partner, even if such opportunity is of a character which, if presented to the Partnership or any Limited Partner, could be taken by such Person. 6. 7 Employment or Retention of Affiliates. (a) Any Affiliate of the General Partner may be employed or retained by the Partnership and may otherwise deal with the Partnership (whether as a buyer, lessor, lessee, manager, furnisher of goods or services, broker, agent, lender or otherwise) and may receive from the Partnership any compensation, price, or other payment therefor which the General Partner determines to be fair and reasonable. (b) The Partnership may lend or contribute to its Subsidiaries or other Persons in which it has an equity investment, and such Persons may borrow funds from the Partnership, on terms and conditions established in the sole and absolute discretion of the General Partner. The foregoing authority shall not create any right or benefit in favor of any Subsidiary or any other Person. (c) The Partnership may transfer assets to joint ventures, other partnerships, corporations or other business entities in which it is or thereby becomes a participant upon such tenns and subject to such conditions as the General Partner deems are consistent with this Agreement, applicable law and the REIT status of the General Partner. (d) Except as expressly permitted by this Agreement, neither the General Partner nor any of its Affiliates shall sell, transfer or convey any Property to, or purchase any Property from, the Partnership, directly or indirectly, except pursuant to transactions that are, in the General Partner's sole discretion, on terms that are fair and reasonable to the Partnership. 18

6.8 General Partner Participation. The General Partner agrees that all business activities of the General Partner, including activities pertaining to the acquisition, development or ownership of any Real Estate Asset shall be conducted through the Partnership, a Subsidiary, a Subsidiary Partnership or a taxable REIT subsidiary (within the meaning of Section 856(1) of the Code); provided, however, that the General Partner is allowed to hold cash and liquid investments to fund its expenses, including redemptions of REIT Shares. 6.9 Title to Partnership Assets. Title to Partnership assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner, individually or collectively, shall have any ownership interest in such Partnership assets or any portion thereof. Title to any or all of the Partnership assets may be held in the name of the Partnership, the General Partner or one or more nominees, as the General Partner may determine, including Affiliates of the General Partner. The General Partner hereby declares and warrants that any Partnership assets for which legal title is held in the name of the General Partner or any nominee or Affiliate of the General Partner shall be held by the General Partner for the use and benefit of the Partnership in accordance with the provisions of this Agreement; provided, however, that the General Partner shall use its reasonable best efforts to cause beneficial and record title to such assets to be vested in the Partnership as soon as reasonably practicable. All Partnership assets shall be recorded as the Property of the Partnership in its books and records, irrespective of the name in which legal title to such Partnership assets is held. 6.10 No Duplication of Fees or Expenses. The Partnership may not incur or be responsible for any fee or expense (in connection with an Offering or otherwise) that would be duplicative of fees and expenses paid by the General Partner. ARTICLE7 CHANGES IN GENERAL PARTNER 7.1 Transfer of the General Partner's Partnership Interest. (a) 111e General Partner shall not transfer all or any portion of its General Partnership Interest or withdraw as General Partner except as provided in, or in connection with a transaction contemplated by, Section 7.1 ( c ). (b) Except as otherwise provided in Section 6.4(b) or Section 7.l(c) hereof, the General Partner shall not engage in any merger, consolidation or other combination with or into another Person or the sale of all or substantially all of its assets ( other than in connection with a change in the General Partner's state of incorporation or organizational form), in each case which results in a change of control of the General Partner, unless the consent of Limited Partners holding more than 50% of the Percentage Interests of the Limited Partners is obtained. (c) Notwithstanding Section 7.l(a)or(b), (i) a General Partner may transfer all or any portion of its General Partnership Interest to (A) a wholly-owned Subsidiary of such General Partner or (B) the owner of all of the ownership interests of such General Partner, and following a transfer of all of its General Partnership Interest, may withdraw as General Partner; and 19

(ii) the General Partner may engage in a transaction not required by law or by the rules of any national securities exchange on which the REIT Shares are listed to be submitted to the vote of the holders of the REIT Shares. 7.2 Admission of a Substitute or Additional General Partner. A Person shall be admitted as a substitute or additional General Partner of the Partnership only if the following terms and conditions are satisfied: (a) the Person to be admitted as a substitute or additional General Partner shall have accepted and agreed to be bound by all the terms and provisions of this Agreement by executing a counterpart thereof and such other documents or instruments as may be required or appropriate in order to effect the admission of such Person as a General Partner, and a certificate evidencing the admission of such Person as a General Partner shall have been filed for recordation and all other actions required by Section 2.4 hereof in connection with such admission shall have been performed; (b) if the Person to be admitted as a substitute or additional General Partner is a corporation, a limited liability company or a partnership it shall have provided the Partnership with evidence satisfactory to counsel for the Partnership of such Person's authority to become a General Partner and to be bound by the tenns and provisions of this Agreement; and (c) counsel for the Partnership shall have rendered an opinion (relying on such opinions from other counsel as may be necessary) that (x) the admission of the Person to be admitted as a substitute or additional General Partner is in conformity with the Act and (y) none of the actions taken in connection with the admission of such Person as a substitute or additional General Partner will cause (i) the Partnership to be classified other than as a partnership for federal tax purposes, or (ii) the loss of any Limited Partner's limited liability. 7.3 Effect of Bankruptcy, Withdrawal, Death or Dissolution of a General Partner. (a) Upon the occurrence ofan Event of Bankruptcy as to a General Partner (and its removal pursuant to Section 7.4(a) hereof) or the death, withdrawal, removal or dissolution of a General Partner (except that, if a General Partner is on the date of such occurrence a partnership, the withdrawal, death, dissolution, Event of Bankruptcy as to, or removal of a partner in, such partnership shall be deemed not to be a dissolution of such General Partner if the business of such General Partner is continued by the remaining partner or partners), the Partnership shall be dissolved and terminated unless the Partnership is continued pursuant to Section 7.J(b) hereof. The merger of the General Partner with or into any entity that is admitted as a substitute or successor General Partner pursuant to Section 7.2 hereof shall not be deemed to be the withdrawal, dissolution or removal of the General Partner. (b) Following the occurrence of an Event of Bankruptcy as to a General Partner (and its removal pursuant to Section 7.4(a) hereof) or the death, withdrawal, removal or dissolution of a General Partner (except that, if a General Partner is, on the date of such occurrence, a partnership, the withdrawal of, death, dissolution, Event of Bankruptcy as to, or removal of a partner in, such partnership shall be deemed not to be a dissolution of such General Partner if the business of such General Partner is continued by the remaining partner or partners), the Limited Pa1tners, within ninety (90) days after such occurrence, may elect to continue the business of the Partnership by selecting, subject to Section 7.2 hereof and any other provisions of this Agreement, a substitute General Partner by consent of a majority in interest of the Limited Partners. If the Limited Partners elect to continue the business of the Partnership and admit a substitute General Partner, the relationship with the Partners and of any Person who has acquired an interest of a Partner in the Partnership shall be governed by this Agreement. 20

7.4 Removal of a General Partner. (a) Upon the occurrence of an Event of Bankruptcy as to, or the dissolution of, a General Partner, such General Partner shall be deemed to be removed automatically; provided, however, that if a General Partner is on the date of such occurrence a partnership, the withdrawal, death or dissolution of, Event of Bankruptcy as to, or removal of, a partner in, such partnership shall be deemed not to be a dissolution of the General Partner if the business of such General Partner is continued by the remaining partner or partners. The Limited Partners may not remove the General Partner, with or without cause. (b) If a General Partner has been removed pursuant to this Section 7.4 and the Partnership is continued pursuant to Section 7.3 hereof, such General Partner shall promptly transfer and assign its General Partnership Interest in the Partnership to the substitute General Partner approved by a majority in interest of the Limited Partners in accordance with Section 7.3(b) hereof and otherwise be admitted to the Partnership in accordance with Section 7.2 hereof. At the time of assignment, the removed General Partner shall be entitled to receive from the substitute General Partner the fair market value of the General Partnership Interest of such removed General Partner as reduced by any damages caused to the Partnership by such General Partner. Such fair market value shall be determined by an appraiser mutually agreed upon by the General Partner and a majority in interest of the Limited Partners within ten (IO) days following the removal of the General Partner. In the event that the parties are unable to agree upon an appraiser, the removed General Partner and a majority in interest of the Limited Partners each shall select an appraiser. Each such appraiser shall complete an appraisal of the fair market value of the removed General Partner's General Partnership Interest within thirty (30) days of the General Partner's removal, and the fair market value of the removed General Partner's General Partnership Interest shall be the average of the two appraisals; provided, however, that if the higher appraisal exceeds the lower appraisal by more than 20% of the amount of the lower appraisal, the two appraisers, no later than forty (40) days after the removal of the General Partner, shall select a third appraiser who shall complete an appraisal of the fair market value of the removed General Partner's General Partnership Interest no later than sixty (60) days after the removal of the General Partner. In such case, the fair market value of the removed General Partner's General Partnership Interest shall be the average of the two appraisals closest in value. (c) The General Partnership Interest of a removed General Partner, during the time after default until transfer under Section 7.4(b), shall be converted to that of a special Limited Partner; provided, however, such removed General Partner shall not have any rights to participate in the management and affairs of the Partnership, and shall not be entitled to any portion of the income, expense, profit, gain or loss allocations or cash distributions allocable or payable, as the case may be, to the Limited Partners. Instead, such removed General Partner shall receive and be entitled only to retain distributions or allocations of such items that it would have been entitled to receive in its capacity as General Partner, until the transfer is effective pursuant to Section 7.4(b). (d) All Partners shall have given and hereby do give such consents, shall take such actions and shall execute such documents as shall be legally necessary, desirable and sufficient to effect all the foregoing provisions of this Section. 21

ARTICLES RIGHTS AND OBLIGATIONS OF THE LIMITED PARTNERS 8.1 Management of the Partnership. The Limited Partners shall not participate in the management or control of Partnership business nor shall they transact any business for the Partnership, nor shall they have the power to sign for or bind the Partnership, such powers being vested solely and exclusively in the General Partner. 8.2 Power of Attorney. Each Limited Partner hereby irrevocably appoints the General Partner its true and lawful attorney-in-fact, who may act for each Limited Partner and in its name, place and stead, and for its use and benefit, to sign, acknowledge, swear to, deliver, file or record, at the appropriate public offices, any and all documents, certificates, and instruments as may be deemed necessary or desirable by the General Partner to carry out fully the provisions of this Agreement and the Act in accordance with their terms, which power of attorney is coupled with an interest and shall survive the death, dissolution or legal incapacity of the Limited Partner, or the transfer by the Limited Partner of any part or all of its Partnership Interest. 8.3 Limitation on Liability of Limited Partners. No Limited Partner shall be liable for any debts, liabilities, contracts or obligations of the Partnership. A Limited Partner shall be liable to the Partnership only to make payments of its Capital Contribution, if any, as and when due hereunder. After its Capital Contribution is fully paid, no Limited Partner shall, except as otherwise required by the Act, be required to make any further Capital Contributions or other payments or lend any funds to the Partnership. 8.4 Ownership by Limited Partner of Corporate General Partner or Affiliate. No Limited Partner shall at any time, either directly or indirectly, own any stock or other interest in the General Partner or in any Affiliate thereof, if such ownership by itself or in conjunction with other stock or other interests owned by other Limited Partners would, in the opinion of counsel for the Partnership, jeopardize the classification of the Partnership as a partnership for federal tax purposes. The General Partner shall be entitled to make such reasonable inquiry of the Limited Partners as is required to establish compliance by the Limited Partners with the provisions of this Section. 8.5 Initial Limited Partner Right of Redemption. (a) In the event that an Affiliate of the Sponsor ceases to be the Advisor, the Initial Limited Partner may require the Partnership to redeem its Limited Partnership Interests in exchange for cash in an amount equal to its Capital Account. (b) The Initial Limited Partner shall have the right, at any time, either to require the Partnership to redeem all or a portion of the Limited Partnership Interests held by the Initial Limited Partner in exchange for cash in an amount equal to the Initial Limited Partner's Capital Account or to transfer to a third party all or a portion of the Limited Partnership Interest held by the Initial Limited Partner in the event the Initial Limited Partner determines, after consulting with counsel, that such redemption or transfer is required because a law or regulation precludes it from holding the Limited Partnership Interests. 22

ARTICLE9 TRANSFERS OF LIMITED PARTNERSHIP INTERESTS 9.1 Purchase for Investmeut. (a) Each Limited Partner hereby represents and warrants to the General Partner and to the Partnership that the acquisition of his Partnership Interest is made as a principal for his account for investment purposes only and not with a view to the resale or distribution of such Partnership Interest. (b) Each Limited Partner agrees that he will not sell, assign or otherwise transfer his Partnership Interest or any fraction thereof, whether voluntarily or by operation of law or at judicial sale or otherwise, to any Person who does not make the representations and warranties to the General Partner set forth in Section 9.1 (a) above and similarly agree not to sell, assign or transfer such Partnership Interest or fraction thereof to any Person who does not similarly represent, warrant and agree. 9.2 Restrictions on Transfer of Limited Partnership Interests. (a) Subject to the provisions of 9.2(b) and (c), no Limited Partner may offer, sell, assign, hypothecate, pledge or otherwise transfer all or any portion of his Limited Partnership Interest, or any of such Limited Partner's economic rights as a Limited Partner, whether voluntarily or by operation of law or at judicial sale or otherwise (collectively, a "Transfer") without the consent of the General Partner, which consent may be granted or withheld in its sole and absolute discretion. Any such purported transfer undertaken without such consent shall be considered to be null and void ab initio and shall not be given effect. The General Partner may require, as a condition of any Transfer to which it consents, that the transferor assume all costs incurred by the Partnership in connection therewith. (b) No Limited Partner may withdraw from the Partnership other than as a result of a permitted Transfer (i.e., a Transfer consented to as contemplated by clause (a) above or clause (c) below or a Transfer pursuant to Section 9.5 below) of all of its Partnership Interest pursuant to this Article 9 or pursuant to a redemption of all of its Pruinership Interests pursuant to Section 8.5. Upon the permitted Transfer or redemption of al] of a Limited Partner's Partnership Interest, such Limited Partner shall cease to be a Limited Partner. (c) Notwithstanding Section 9.2(a) and subject to Sections 9.2(d), (e) and (f) below, a Limited Partner may Transfer, without the consent of the General Partner, an or a portion of its Partnership Interest to (i) a parent or parent's spouse, natural or adopted descendant or descendants, spouse of such descendant, or brother or sister, or a trust created by such Limited Partner for the benefit of such Limited Partner and/or any such person(s), of which trust such Limited Partner or any such person(s) is a trustee, (ii) a corporation controlled by a Person or Persons nruned in (i) above, or (iii) if the Limited Partner is an entity, its beneficial owners. (d) No Limited Partner may effect a Transfer of its Limited Partnership Interest, in whole or in part, if, in the opinion of legal counsel for the Partnership, such proposed Transfer would require the registration of the Limited Partnership Interest under the Securities Act or would otherwise violate any applicable federal or state securities or blue sky law (including investment suitability standards). (e) No Transfer by a Limited Partner of its Partnership Interest, in whole or in part, may be made to any Person if (i) in the opinion of the General Partner based on the advice of legal counsel for the Partnership, if appropriate, the transfer would result in the Partnership's being treated as an association taxable as a corporation ( other than a qualified REIT subsidiary within the meaning of 23

Section 856(i) of the Code), (ii) in the opinion of the General Partner based on the advice of legal counsel for the Partnership, if appropriate, it would adversely affect the ability of the General Partner to continue to qualify as a REIT or subject the General Partner to any additional taxes under Section 857 or Section 4981 of the Code, (iii) such transfer is effectuated through an "established securities market" or a "secondary market ( or the substantial equivalent thereof)" within the meaning of Section 7704 of the Code, (iv) such Transfer would cause the General Partner to own 10% or more of the ownership interests of any tenant of a Property held by the Partnership within the meaning of Section 856( d)(2)(B) of the Code, or ( v) such Transfer would result in the General Partner being "closely held" within the meaning of Section 856(h) of the Code. (f) No transfer by a Limited Partner of any Partnership Interest may be made to a lender to the Partnership or any Person who is related (within the meaning of Regulations Section l. 752- 4(b )) to any lender to the Partnership whose loan constitutes a Nonreeourse Liability, without the consent of the General Partner, which may be withheld in its sole and absolute discretion, provided that as a condition to such consent the lender will be required to enter into an arrangement with the Partnership and the General Partner to exchange or redeem any Partnership Interests in which a security interest is held for cash in an amount equal to such Partner's Capital Account allocable (in the reasonable determination of the General Partner) to such exchanged or redeemed Partnership Interests, simultaneously with the time at which such lender would be deemed to be a Partner in the Partnership for purposes of allocating liabilities to such lender under Section 752 of the Code. (g) Any Transfer in contravention of any of the provisions of this Article 9 shall be void and ineffectual and shall not be binding upon, or recognized by, the Partnership. (h) Prior to the consummation of any Transfer under this Article 9, the transferor and/or the transferee shall deliver to the General Partner such opinions, certificates and other documents as the General Partner shall request in connection with such Transfer. 9.3 Admission of Substitute Limited Partner. (a) Subject to the other provisions of this Article 9, an assignee of the Limited Partnership Interest of a Limited Partner (which shall be understood to include any purchaser, transferee, donee, or other recipient of any disposition of such Limited Partnership Interest) shall be deemed admitted as a Limited Partner of the Partnership only with the consent of the General Partner and upon the satisfactory completion of the following: (i) The assignee shall have accepted and agreed to be bound by the terms and provisions of this Agreement by executing a counterpart or an amendment thereof, including a revised Exhibit A, and such other documents or instruments as the General Partner may require in order to effect the admission of such Person as a Limited Partner. (ii) To the extent required, an amended Certificate evidencing the admission of such Person as a Limited Partner shall have been signed, acknowledged and filed for record in accordance with the Act. (iii) The assignee shall have delivered a letter containing the representation set forth in Section 9. l(a) hereof and the agreement set forth in Section 9. l(b) hereof. (iv) If the assignee is a corporation, limited liability company, partnership or trust, the assignee shall have provided the General Partner with evidence satisfactory to counsel for the 24

Partnership of the assignee's authority to become a Limited Partner under the terms and provisions of this Agreement. (v) The assignee shall have executed a power of attorney containing the terms and provisions set forth in Section 8.2 hereof. (vi) The assignee shall have paid all legal fees and other expenses of the Partnership and the General Partner and filing and publication costs in connection with its substitution as a Limited Partner. (vii) The assignee has obtained the prior written consent of the General Partner to its admission as a Substitute Limited Partner, which consent may be given or denied in the exercise of the General Partner's sole and absolute discretion. (b) For the purpose of allocating Profits and Losses and distributing cash received by the Partnership, a Substitute Limited Partner shall be treated as having become, and appearing in the records of the Partnership as, a Partner upon the filing of the Certificate described in Section 9.3(a)(ii) hereof or, if no such filing is required, the later of the date specified in the transfer documents or the date on which the General Partner has received all necessary instruments of transfer and substitution. ( c) The General Partner shall cooperate with the Person seeking to become a Substitute Limited Partner by preparing the documentation required by this Section and making all official filings and publications. The Partnership shall take all such action as promptly as practicable after the satisfaction of the conditions in this Article 9 to the admission of such Person as a Limited Partner of the Partnership. 9.4 Rights of Assignees of Partnership Interests. (a) Subject to the provisions of Sections 9. 1 and 9.2 hereof, except as required by operation of law, the Partnership shall not be obligated for any purposes whatsoever to recognize the assignment by any Limited Partner of its Partnership Interest until the Partnership has received notice thereof. (b) Any Person who is the assignee of all or any portion of a Limited Partner's Limited Partnership Interest, but does not become a Substitute Limited Partner and desires to make a further assignment of such Limited Partnership Interest, shall be subject to all the provisions of this Article 9 to the same extent and in the same manner as any Limited Partner desiring to make an assignment of its Limited Partnership Interest. 9.5 Effect of Bankruptcy, Death, Incompetence or Termination of a Limited Partner. The occurrence of an Event of Bankruptcy as to a Limited Partner, the death of a Limited Partner or a final adjudication that a Limited Partner is incompetent (which term shall include, but not be limited to, insanity) shall not cause the termination or dissolution of the Partnership, and the business of the Partnership shall continue. If an order for relief in a bankruptcy proceeding is entered against a Limited Partner, the trustee or receiver of his estate or, if he dies, his executor, administrator or trustee, or, if he is finally adjudicated incompetent, his committee, guardian or conservator, shall have the rights of such Limited Partner for the pmpose of settling or managing his estate property and such power as the bankrupt, deceased or incompetent Limited Partner possessed to assign all or any part of his Partnership Interest and to join with the assignee in satisfying conditions precedent to the admission of the assignee as a Substitute Limited Partner. 25

9.6 Joint Ownership of Interests. A Partnership Interest may be acquired by two individuals as joint tenants with right of survivorship, provided that such individuals either are married or are related and share the same home as tenants in common. The written consent or vote of both owners of any such jointly held Partnership Interest shall be required to constitute the action of the owners of such Partnership Interest; provided, however, that the written consent of only one joint owner will be required if the Partnership has been provided with evidence satisfactory to the counsel for the Partnership that the actions of a single joint owner can bind both owners under the applicable laws of the state of residence of such joint owners. Upon the death of one owner of a Partnership Interest held in a joint tenancy with a right of survivorship, the Partnership Interest shall become owned solely by the survivor as a Limited Partner and not as an assignee. The Partnership need not recognize the death of one of the owners of a jointly-held Partnership Interest until it shall have received notice of such death. Upon notice to the General Partner from either owner, the General Partner shall cause the Partnership Interest to be divided into two equal Partnership Interests, which shall thereafter be owned separately by each of the former owners. ARTICLE 10 BOOKS AND RECORDS; ACCOUNTING; TAX MATTERS 10.1 Books and Records. At all times during the continuance of the Partnership, the Partners shall keep or cause to be kept at the Partnership's specified office true and complete books of account in accordance with generally accepted accounting principles, including: (a) a current list of the full name and last known business address of each Partner, (b) a copy of the Certificate of Limited Partnership and all certificates of amendment thereto, ( c) copies of the Partnership's federal, state and local income tax returns and reports, ( d) copies of this Agreement and amendments thereto and any financial statements of the Partnership for the three most recent years and (e) all documents and information required under the Act. Any Partner or its duly authorized representative, upon paying the costs of collection, duplication and mailing, shall be entitled to inspect or copy such records during ordinary business hours. 10.2 Custody of Partnership Funds; Bank Accounts. (a) All funds of the Partnership not otherwise invested shall be deposited in one or more accounts maintained in such banking or brokerage institutions as the General Partner shall determine, and withdrawals shall be made only on such signature or signatures as the General Partner may, from time to time, determine. (b) All deposits and other funds not needed in the operation of the business of the Partnership may be invested by the General Partner in investment grade instruments (or investment companies whose portfolio consists primarily thereof), government obligations, certificates of deposit, bankers' acceptances and municipal notes and bonds. The funds of the Partnership shall not be commingled with the funds of any other Person except for such commingling as may necessarily result from an investment in those investment companies pennitted by this Section I 0.2(b ). 10.3 Fiscal and Taxable Year. The fiscal and taxable year of the Partnership shall be the calendar year. 26

10.4 Annual Tax Information and Report. Within seventy-five (75) days after the end of each fiscal year of the Partnership, the General Partner shall furnish to each person who was a Limited Partner at any time during such year the tax information necessary to file such Limited Partner's individual tax returns as shall be reasonably required bylaw. 10.5 Tax Matters Partner; Tax Elections; Special Basis Adjnstments. (a) The General Partner shall be the Tax Matters Partner of the Partnership within the meaning of Section 623 l(a)(7) of the Code. As Tax Matters Partner, the General Partner shall have the right and obligation to take all actions authorized and required, respectively, by the Code for the Tax Matters Partner. The General Prutner shall have the right to retain professional assistance in respect of any audit of the Partnership by the Service and all out-of-pocket expenses and fees incurred by the General Partner on behalf of the Partnership as Tax Matters Partner shall constitute Partnership expenses. In the event the General Partner receives notice of a final Partnership adjustment under Section 6223(a)(2) of the Code, the General Partner shall either (i) file a court petition for judicial review of such final adjustment within the period provided under Section 6226(a) of the Code, a copy of which petition shall be mailed to all Limited Partners on the date such petition is filed, or (ii) mail a written notice to all Limited Partners, within such period, that describes the General Partner's reasons for determining not to file such a petition. (b) All elections required or permitted to be made by the Partnership under the Code or ruw applicable state or local tax law shall be made by the General Partner in its sole and absolute discretion. ( c) In the event of a transfer of all or any part of the Partnership Interest of any Partner, the Partnership, at the option of the General Partner, may elect pursuant to Section 754 of the Code to adjust the basis of the Partnership's assets. Notwithstanding anything contained in Article 5 of this Agreement, any adjustments made pursuant to Section 754 of the Code shall affect only the successor in interest to the transferring Partner and in no event shall be taken into account in establishing, maintaining or computing Capital Accounts for the other Partners for any purpose under this Agreement. Each Partner will furnish the Partnership with all infonnation necessary to give effect to such election. 10.6 Reports to Limited Partners. (a) As soon as practicable after the close of each fiscal year, the General Partner shall cause to be mailed to each Limited Partner an annual report containing financial statements of the Partnership, or of the General Partner if such statements are prepared solely on a consolidated basis with the General Partner, for such fiscal year, presented in accordance with generally accepted accounting principles. The annual financial statements shall be audited by accountants selected by the General Partner. (b) Any Partner shall further have the right to a private audit of the books and records of the Partnership at the expense of such Partner, provided such audit is made for Partnership purposes and is made during normal business hours. 27

ARTICLE 11 AMENDMENT OF AGREEMENT The General Partner's consent shall be required for any amendment to this Agreement. The General Partner, without the consent of the Limited Partners, may amend this Agreement in any respect; provided, however, that the following amendments shall require the consent of Limited Partners holding more than 50% of the Percentage Interests of the Limited Partners: (a) any amendment affecting the operation of the redemption right set forth in Section 8.5 in a manner adverse to the Limited Partners; (b) any amendment that would adversely affect the rights of the Limited Partners to receive the distributions payable to them hereunder, other than with respect to the issuance of additional Partnership Interests pursuant to Section 4.2 hereof; (c) any amendment that would alter the Partnership's allocations of Profit and Loss to the Limited Partners, other than with respect to the issuance of additional Partnership Interests pursuant to Section 4.2 hereof; or (d) any amendment that would impose on the Limited Partners any obligation to make additional Capital Contributions to the Partnership. ARTICLE 12 GENERAL PROVISIONS 12.1 Notices. All communications required or permitted under this Agreement shall be in writing and shall be deemed to have been given when delivered personally or upon deposit in the United States mail, registered, postage prepaid return receipt requested, to the Partners at the addresses set forth in Exhibit A attached hereto; provided, however, that any Partner may specify a different address by notifying the General Partner in writing of such different address. Notices to the Partnership shall be delivered at or mailed to its specified office. 12.2 Survival of Rights. Subject to the provisions hereof limiting transfers, this Agreement shall be binding upon and inure to the benefit of the Partners and the Partnership and their respective legal representatives, successors, transferees and assigns. 12.3 Additional Documents. Each Partner agrees to perform all further acts and execute, swear to, acknowledge and deliver all further documents which may be reasonable, necessary, appropriate or desirable to carry out the provisions of this Agreement or the Act. 12.4 Severability. If any provision of this Agreement shall be declared illegal, invalid, or unenforceable in any jurisdiction, then such provision shall be deemed to be severable from this Agreement (to the extent 28 permitted by law) and m any event such illegality, invalidity or unenforceability shall not affect the remainder hereof. 12.5 Entire Agreement. This Agreement and exhibits attached hereto constitute the entire Agreement of the Partners and supersede all prior written agreements and prior and contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. 12.6 Pronouns and Plurals. When the context in which words are used in the Agreement indicates that such is the intent, words in the singular number shall include the plural and the masculine gender shall include the neuter or female gender as the context may require. 12. 7 Headings. The Article headings or sections in this Agreement are for convenience only and shall not be used in construing the scope of this Agreement or any particular Article. 12.8 Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original copy and all of which together shall constitute one and the same instrument binding on all parties hereto, notwithstanding that all parties shall not have signed the same counterpart. 12.9 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware; provided, however, that any cause of action for violation of federal or state securities laws shall not be governed by this Section 12.9. 29

IN WITNESS WHEREOF, the parties hereto have hereunder affixed their signatures to this Amended and Restated Limited Partnership Agreement as of the date first written above. GENERAL PARTNER: Steadfast Secure Iucome REIT, Iuc., a Marylaud Emery .f'l.'.,.,,<1utive Officer INITIAL LIMITED PARTNER: Steadfast Secure Iucome Advisor, LLC, a Delaware limited liability compauy ayson Sanders, President 30

EXHIBIT A CONTRIBUTIONS Cash Partner Contribution GENERAL PARTNER: Steadfast Secure Income REIT, Inc. $ -- INITIAL LIMITED PARTNER: Steadfast Secure Income Advisor, LLC $1,000 Totals $1,000 A-1